Exhibit 4.6

April 13, 2010

To:	The Board of Directors of Osisko Mining Corporation

Subject:	Consent of André-Martin Bouchard, P. Eng.
Board of Directors, Osisko Mining Corporation
United States Securities and Exchange Commission

To the Board of Directors of Osisko Mining Corporation

I, André-Martin Bouchard, P. Eng., of Genivar Income Fund, consent to:

1.             The incorporation by reference in the Offer and Circular of Osisko Mining Corporation (the “Company”), included as part of the Company’s Registration Statement on Form F-8 as filed with the Securities and Exchange Commission, of the description of the report titled “Feasibility Study — Canadian Malartic Project (Malartic, Quebec)” dated December, 2008.

2.             The information that forms the summary of the report of the description of project and to the use of my name under the Offer and Circular and Registration Statement as a named expert.

Dated as of the 13th day of April, 2010

SIGNED

/s/ André-Martin Bouchard
André-Martin Bouchard, P. Eng.
Environment Director

1600, René-Lévesque (West) Boulevard, 16th Floor - Montreal, Quebec CANADA H3H 1P9 Phone.: (514) 340-0046 - Fax: (514) 340-1337 - www.genivar.com